Exhibit 10.11

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), effective as of September 15, 2008 is entered into by and between, Element 21 Golf Company, a Delaware corporation (herein referred to as the “Company”), and David Sindalovsky, (herein referred to as the “Consultant”). This agreement supersedes any prior oral or written agreements between the parties hereto.

RECITALS

WHEREAS, the Company desires to engage the Consultant to perform the Consulting Services (as such term is defined below) pursuant to and in accordance with the terms of this Agreement;

WHEREAS, the Consultant wishes to provide the Consulting Services to the Company pursuant to and in accordance with the terms of this Agreement;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.           Term of Consultancy. The Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide the Consulting Services to the Company during the period commencing on the date first above written and ending on December 31, 2008, unless this Agreement is earlier terminated by either party hereto.

2.           Duties of Consultant. The Consultant agrees that it will generally provide the following specified consulting services to the Company (the “Consulting Services”):

•	Assist the Company in sourcing of materials;
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Consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company ;

•	Introduce the Company to manufacturers and producers;
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With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans ;

•	At the Company's request, review the purpose of advising the Company thereof; and, production, design and manufacturing plans
•	Otherwise perform as the Company's consultant for manufacturing.

3.           Allocation of Time and Energies. The Consultant hereby promises to perform the Consulting Services and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company pursuant to this Agreement, so long as such activities are in compliance with applicable laws and regulations. Consultant and its staff if any, shall diligently and thoroughly provide the Consulting Services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform its duties hereunder in a diligent and professional manner. It is explicitly understood that Consultant’s performance of its duties hereunder will in no way be measured by the price of the Company’s common stock, nor the trading volume of the Company’s common stock.

4.           Remuneration. As full and complete compensation for services described in this Agreement, the Company shall compensate the Consultant as follows:

(a)           For agreeing to undertake this engagement and for performance of the services described above, the Consultant shall be issued 144 Rule 200,000 shares of the Company’s Common Stock, with issue price of 0.12 USD. The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company will derive a substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant. The Shares therefore, constitute payment in full for Consultant’s agreement to provide the Consulting Services to the Company and represent a nonrefundable, non-apportionable, and non-ratable retainer.  The Shares are not a prepayment for future services. If and in the event the Company is acquired during the term of this Agreement, it is agreed and understood Consultant will not be requested or demanded by the Company to return any of the Shares. It is further agreed that if at any time during the term of this Agreement, the Company or substantially all of the Company’s assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the Company that results in a change in control of substantially all of the Company’s shares or assets, the Consultant shall retain and will not be requested by the Company to return any of the Shares.

(b)           Upon the Company’s transfer to the Consultant of the Shares, the Company shall cause to be issued a certificate representing the Shares. The Company hereby represents and warrants to the Consulting that the Shares shall have been validly issued, fully paid and non-assessable and that the issuance and any transfer of the shares to Consultant shall have been duly authorized by the Company’s board of directors.

(c)           Consultant acknowledges that the Shares have NOT been registered under the Securities Act of 1933 on a registration statement on Form S-8 filed with the Securities.

(d)           In connection with the acquisition of Shares hereunder, the Consultant represents and warrants to the Company, to the best of his, her or its knowledge, as follows:

(i)           Consultant acknowledges that the Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information which the Consultant has requested.

(ii)           Consultant’s investment in the Shares is reasonable in relation to the Consultant’s net worth, which is in excess of ten (10) times the Consultant’s cost basis in the Shares. Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Consultant acknowledges that an investment in the Shares is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits of an investment in the Shares without the necessity of relying upon other advisors, and  Consultant can afford the risk of loss of his entire investment in the Shares. Consultant is (i) an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933, and (ii) a purchaser described in Section 25102(f)(2) of the California Corporate Securities Law of 1968, as amended.

(iii)           Consultant is acquiring the Shares for the Consultant’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

(iv)           Consultant is not receiving any of the Shares in exchange for assisting the Company in any fundraising activities.

5.           Non-Assignability of Services. Consultant’s services under this Agreement are offered to Company only and may not be assigned by Company to any  entity with which Company merges or which acquires the Company or substantially all of its assets.

6.           Expenses. Consultant expenses related to the Companies’ work (phone, mailing, labor, etc.), will be reimbursed.  For travel to Russia and Asia, the consultant will receive $300 per day stipend.

7.           Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the      services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the Securities and Exchange Commission (“SEC”) or applicable securities laws. Consultant further acknowledges that it is not a securities Broker-Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company.

8.           Termination.  This Agreement may be terminated by either party hereto upon 30 days advance written notice to the other party hereto.

9.           Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent      the Consultant deemed necessary.

10.           Status as Independent Contractor. Consultant’s engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

11.           Attorney’s Fees. If any legal action or any arbitration or other  proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

12.           Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

13.           Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware. The parties agree that Delaware will be the venue of any dispute and will have jurisdiction over all parties.

14.           Arbitration. Any controversy or claim arising out of or relating to this  Agreement, or the alleged breach thereof, or relating to Consultant’s activities or remuneration under this Agreement, shall be settled by binding arbitration in Delaware, in accordance with the applicable rules of arbitration, and judgment on the award  rendered by the arbitrator(s) shall be binding on the parties and may be  entered in any court having jurisdiction as provided by Paragraph 13 herein.

15.           Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

AGREED TO: ELEMENT 21 GOLF COMPANY /s/ Serguei Bedziouk By: Serguei Bedziouk By: Nataliya Hearn, President & Chairperson Date: Oct 21, 2008
CONSULTANT By: David Sindalovsky Date: Oct 21, 2008

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